The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement      SUBJECT TO COMPLETION       February 7, 2007

Preliminary Pricing Supplement, dated February 7, 2007
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated January 5, 2007; and Product Prospectus
Supplement dated January 11, 2007)

================================================================================

[RBC LOGO]                                     $[o]
                          Reverse Convertible Notes due February 28, 2008
                   Linked to the Common Stock of a Single Reference Stock Issuer
                             Senior Global Medium-Term Notes, Series C

================================================================================

Terms used in this preliminary pricing supplement, but not defined herein, shall have the meanings ascribed to them in the product prospectus supplement dated January 11, 2007 and the prospectus supplement dated January 5, 2007.

Issuer:                        Royal Bank of Canada ("Royal Bank")

Pricing Date:                  February 23, 2007

Issuance Date:                 February 28, 2007

Valuation Date:                February 25, 2008

Maturity Date:                 February 28, 2008

Deposit Currency               U.S. Dollars

Denominations:                 Minimum denomination of $1,000, and integral
                               multiples of $1,000 thereafter.

Reference Stock:               Rev-Con Principal   Reference  Ticker    Coupon    Barrier   Monitoring   CUSIP
                               ------- ---------  ----------  ------    ------    --------  -----------  -----
                                 No.   Amount      Stock                 Rate      Price     Method
                                 ---   ------      -----                 ----      -----     ------
                                 11    $[o]       Advanced      AMD     15.50%      80%     Close of   78008EDN4
                                                   Micro                                    Trading
                                                  Devices,                                  Day
                                                    Inc.

                                 12    $[o]        eBay Inc.   EBAY     10.25%      70%     Close of   78008EDP9
                                                                                            Trading
                                                                                            Day

                                 13    $[o]        Apple,      AAPL     14.00%      80%     Close of   78008EDQ7
                                                    Inc.                                    Trading
                                                                                            Day

                                 14    $[o]        Red Hat,    RHT      14.50%      80%     Close of   78008EDR5
                                                    Inc.                                    Trading
                                                                                            Day

                                 15    $[o]      Halliburton   HAL      10.50%      80%     Close of   78008EDS3
                                                   Company                                  Trading
                                                                                            Day

                                 16    $[o]       Research     RIMM     14.50%      80%     Close of   78008EDT1
                                                  In Motion                                 Trading
                                                   Limited                                  Day

                                 17    $[o]        Level 3     LVLT     16.50%      80%     Close of   78008EDU8
                                               Communications,                              Trading
                                                     Inc.                                   Day

                                 18    $[o]       Freeport-    FCX      13.50%      80%     Close of   78008EDV6
                                                   McMoRan                                  Trading
                                                Copper & Gold,                              Day
                                                     Inc.

                                 19    $[o]        Chevron     CVX       8.75%      80%     Close of   78008EDX2
                                                 Corporation                                Trading
                                                                                            Day

Coupon Payment Dates:          May 29, 2007, August 28, 2007, November 28, 2007
                               and February 28, 2008

Term:                          Twelve (12) months

Initial Share Price:           The closing price of the Reference Stock on the
                               Pricing Date

Final Share Price:             The closing price of the Reference Stock on the
                               Valuation Date

Payment at Maturity (if held   For each $1,000 principal amount of the Notes,
to maturity):                  the investor will receive $1,000 plus any accrued
                               and unpaid interest at maturity unless:

                              (i) the Final Stock Price is less than the Initial Stock Price; and

                              (ii)      (a) for notes subject to Intra-Day
                                        Monitoring, at any time during the
                                        Monitoring Period, the trading price of
                                        the Reference Stock is less than the
                                        Barrier Price, or

                                        (b) for notes subject to Close of
                                        Trading Day Monitoring, on any day
                                        during the Monitoring Period, the
                                        closing price of the Reference Stock is
                                        less than the Barrier Price.

                               If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                               Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:             From and excluding the Pricing Date to and
                               including the Valuation Date

Monitoring Method:             Close of Trading Day

Physical Delivery Amount:      For each $1,000 principal amount, a number of
                               shares of the Reference Stock equal to the principal amount divided by the Initial Share
                               Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:              RBC Capital Markets Corporation (or one of its
                               affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date.
                               The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:             The Bank of New York

Listing:                       None

Settlement:                    DTC; global notes

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated January 5, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated January 11, 2007 and "Selected Risk Considerations" beginning on page P-5 of this preliminary pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this preliminary pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.

                                                             Proceeds to Royal
                Price to Public       Agent's Commission      Bank of Canada
                ---------------       ------------------      --------------
Per Note             100%                    []%                   []%
Total               $[o]                    $[o]                  $[o]

                         RBC Capital Markets Corporation

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this preliminary pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated January 5, 2007 and the product prospectus supplement dated January 11, 2007, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This preliminary pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated January 5, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated January 11, 2007, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000027/
     o34325e424b3.htm

o    Product Prospectus Supplement dated January 11, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000121465907000038/
     s11171suppl.htm

Our SEC file number is 333-139359. As used in this preliminary pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.




Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note. The examples are hypothetical, and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the payment at maturity assuming an initial investment of $1,000 if the Final Share Price (as a percentage of the Initial Share Price) were any of the hypothetical prices shown in the left column. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price of the Reference Stock does not close below the Barrier Price on any day during the Monitoring Period. The third column shows the hypothetical payment at maturity (as a percentage of the Principal Amount) in the case where the market price does close below the Barrier Price on any day during the Monitoring Period. The fourth column shows the hypothetical Physical Delivery Amount assuming an Initial Share Price of $100 (as a number of shares of the Reference Stock). The fifth column shows the hypothetical Cash Delivery Amount (as a percentage of the Initial Share Price), should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

The prices in the left column represent hypothetical Final Share Prices and are expressed as percentages of the Initial Share Price. The amounts in the second and third columns represent the hypothetical payments at maturity, based on the corresponding hypothetical Final Share Prices.



                                  If the closing market
                                  price of the Reference    If the closing market
                                  Stock does not fall      price of the Reference
                                   below the Barrier       Stock falls below the
                                    Price on any day        Barrier Price on any
                                 during the Monitoring         day during the       Hypothetical
                                         Period:              Monitoring Period:       Physical        Hypothetical
                                                                                       Delivery       Cash Delivery
                                   Hypothetical Payment     Hypothetical Payment       Amount as        Amount as
       Hypothetical Final             at Maturity as           at Maturity as          Number of      Percentage of
  Share Price as Percentage of         Percentage of            Percentage of        Shares of the    Initial Share
      Initial Share Price            Principal Amount         Principal Amount      Reference Stock       Price
      -------------------            ----------------         ----------------      ---------------       -----
            200.00%                       100.00%                  100.00%                n/a              n/a
            175.00%                       100.00%                  100.00%                n/a              n/a
            150.00%                       100.00%                  100.00%                n/a              n/a
            125.00%                       100.00%                  100.00%                n/a              n/a
            100.00%                       100.00%                  100.00%                n/a              n/a
             95.00%                       100.00%             Physical or Cash            10              95.00%
                                                               Delivery Amount
             90.00%                       100.00%             Physical or Cash            10              90.00%
                                                               Delivery Amount
             85.00%                       100.00%             Physical or Cash            10              85.00%
                                                               Delivery Amount
             80.00%                       100.00%             Physical or Cash            10              80.00%
                                                               Delivery Amount
             79.50%                         n/a               Physical or Cash            10              79.50%
                                                               Delivery Amount
             50.00%                         n/a               Physical or Cash            10              50.00%
                                                               Delivery Amount
             25.00%                         n/a               Physical or Cash            10              25.00%
                                                               Delivery Amount
             0.00%                          n/a               Physical or Cash            10              0.00%
                                                               Delivery Amount

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated January 11, 2007.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated January 11, 2007.



Selected Purchase Considerations

o Market Disruption Events and Adjustments --The payment at maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated January 11, 2007. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated January 11, 2007.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon No. 11 (AMD): [ ]% of each stated interest payment (15.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 12 (EBAY): [ ]% of each stated interest payment (10.25% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 13 (AAPL): [ ]% of each stated interest payment (14.00% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 14 (RHT): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 15 (HAL): [ ]% of each stated interest payment (10.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 16 (RIMM): [ ]% of each stated interest payment (14.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (14.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 17 (LVLT): [ ]% of each stated interest payment (16.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (16.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 18 (FCX): [ ]% of each stated interest payment (13.50% in total) will be treated as an interest payment and [ ]% of each stated interest payment (13.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon No. 19 (CVX): [ ]% of each stated interest payment (8.75% in total) will be treated as an interest payment and [ ]% of each stated interest payment (8.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated January 5, 2007 and product prospectus supplement dated January 11, 2007.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated January 11, 2007. In addition to the risks described in the prospectus supplement dated January 5, 2007 and the product prospectus supplement dated January 11, 2007, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower payment at maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a payment at maturity of less than the principal amount of your Notes.

o Certain Built-In Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity -- While the payment at maturity described in this preliminary pricing supplement is based on the full principal amount of your Notes, the original issue price of the Notes includes the agent's commission and the cost of hedging our obligations under the Notes through one or more of our affiliates. As a result, the price, if any, at which RBC Capital Markets Corporation and other affiliates of Royal Bank of Canada will be willing to purchase Notes from you in secondary market transactions will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

o Advanced Micro Devices, Inc.: The common stock of Advanced Micro Devices, Inc. is traded on the New York Stock Exchange under the symbol "AMD." According to publicly available information, Advanced Micro Devices, Inc. supplies integrated circuits for the personal and networked computer and communications markets, with manufacturing facilities in the United States, Europe, Japan, and Asia. The Company produces microprocessors, flash memory devices, and support circuitry for communications and networking applications.

o eBay Inc.: The common stock of eBay Inc. is traded on The NASDAQ Stock Market under the symbol "EBAY." According to publicly available information, eBay Inc. is a person-to-person trading community on the Internet. The Company's service is used by buyers and seller for the exchange of personal items such as coins, collectibles, computers, memorabilia, stamps and toys. eBay is a fully automated, topically arranged 24-hour service on which sellers can list items for sale and buyers can bid on the items.

o Apple, Inc.: The common stock of Apple, Inc. is traded on The NASDAQ Stock Market under the symbol "AAPL." According to publicly available information, Apple, Inc. designs, manufactures, and markets personal computers and related personal computing and communicating solutions. The Company's products are sold primarily to education, creative, consumer, and business customers. Apple provides its proprietary desktop and notebook computers, operating system, applications, music players, and online music stores

o Red Hat, Inc.: The common stock of Red Hat, Inc. is traded on the New York Stock Exchange under the symbol "RHT." According to publicly available information, Red Hat, Inc. develops and provides open source software and services, including the Red Hat Linux operating system. The Company's Web site offers information and news about open source software and provides an online community of open source software users and developers.

o Halliburton Company: The common stock of Halliburton Company is traded on the New York Stock Exchange under the symbol "HAL." According to publicly available information, Halliburton Company provides energy services and engineering and construction services, as well as manufactures products for the energy industry. The Company offers discrete services and products and integrated solutions to customer in the exploration, development, and production of oil and natural gas.

o    Research In Motion Limited: The common stock of Research In Motion Limited
     (RIM) is traded on The NASDAQ Stock Market under the symbol "RIMM." According to publicly available information, Research In Motion Limited designs, manufactures, and markets wireless solutions for the worldwide mobile communications market. The Company provides platforms and solutions for access to email, phone, SMS messaging, Internet, and Intranet-based applications.

o Level 3 Communications, Inc.: The common stock of Level 3 Communications, Inc. is traded on The NASDAQ Stock Market under the symbol "LVLT." According to publicly available information, Level 3 Communications provides telecommunications and information services, including local, long distance, and data transmission. The Company also provides other enhanced communications and Internet services, and is involved in coal mining businesses.

o Freeport-McMoRan Copper & Gold, Inc.: The common stock of Freeport-McMoRan Copper & Gold, Inc. is traded on the New York Stock Exchange under the symbol "FCX." According to publicly available information, Freeport-McMoRan Copper & Gold, Inc., through its subsidiary, P.T. Freeport Indonesia Company, is involved in mineral exploration and development, mining and milling of copper, gold, and silver in Irian Jaya, Indonesia. The Company is also involved in smelting and refining copper concentrates in Spain and a joint venture to construct and operate a smelter/refinery in Indonesia.

o Chevron Corp.: The common stock of Chevron Corp. is traded on the New York Stock Exchange under the symbol "CVX." According to publicly available information, Chevron Corp. is an integrated energy company with operations in countries located around the world. The Company produces and transports crude oil and natural gas. Chevron also refines, markets, and distributes fuels and other energy products.



Historical Information

The graph beginning on the next page set forth the historical performances of the common stocks of Advanced Micro Devices, Inc., eBay Inc., Apple, Inc., Red Hat, Inc., Halliburton Company, Research In Motion Limited, Level 3 Communications, Inc., Freeport-McMoRan Copper & Gold, Inc., and Chevron Corporation. In addition, below the graph is a table setting forth the high intra-day, low intra-day and period-end closing prices of each common stock. The information provided in this table is for the four calendar quarters in each of 2003, 2004, 2005 and 2006, as well as for the period from January 1, 2007 through February 6, 2007.

The market prices of the common stocks of Advanced Micro Devices, Inc., eBay Inc. Apple, Inc., Red Hat, Inc., Halliburton Company, Research In Motion Limited, Level 3 Communications, Inc. Freeport-McMoRan Copper & Gold, Inc. and Chevron Corp. on February 6, 2007 were as follows:

Advanced Micro Devices, Inc.,:  $15.32.

eBay Inc.:  $32.85

Apple, Inc.:  $84.15

Red Hat, Inc.:  $22.83

Halliburton Company:  $29.89

Research In Motion Limited:  $137.60

Level 3 Communications, Inc:  $6.34

Freeport-McMoRan Copper & Gold, Inc:  $54.41

Chevron Corporation:  $73.37

We obtained the information regarding the market prices of each common stock below from Bloomberg Financial Markets.

We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets. The historical performance of the common stock of Advanced Micro Devices, Inc., eBay Inc., Apple, Inc., Halliburton Company, Research In Motion Limited, Level 3 Communications, Inc. Freeport-McMoRan Copper & Gold, Inc. and Chevron Corp. should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each common stock on the Valuation Date. We cannot give you assurance that the performance of each common stock will result in any return in addition to your initial investment.

                       Advanced Micro Devices, Inc. (AMD)
                                 [CHART OMITTED]
                                (Feb-97 - Feb-07)



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
                                             Underlying Stock       Underlying Stock in         the Underlying
Period-Start Date      Period-End Date            in ($)                    ($)                  Stock in ($)
-------------------    -----------------    --------------------    ---------------------     -------------------

     1/1/2003             3/31/2003                7.79                     4.78                     6.18
     4/1/2003             6/30/2003                8.59                     5.8                      6.41
     7/1/2003             9/30/2003                12.87                    6.25                    11.11
    10/1/2003             12/31/2003               18.5                    11.01                     14.9

     1/1/2004             3/31/2004                17.5                     13.6                    16.23
     4/1/2004             6/30/2004                17.6                    13.65                     15.9
     7/1/2004             9/30/2004                15.9                    10.76                      13
    10/1/2004             12/31/2004               24.95                   13.09                    22.02

     1/1/2005             3/31/2005                22.3                    14.63                    16.12
     4/1/2005             6/30/2005                18.34                   14.08                    17.34
     7/1/2005             9/30/2005                25.75                   17.22                     25.2
    10/1/2005             12/30/2005               31.84                   20.22                     30.6

     1/1/2006             3/31/2006                42.7                    30.88                    33.16
     4/1/2006             6/30/2006                35.75                   23.46                    24.42
     7/1/2006             9/29/2006                27.9                     16.9                    24.85
    10/1/2006             12/29/2006               25.69                    19.9                    20.35

     1/1/2007              2/6/2007                20.63                   15.13                    15.32


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                eBay Inc. (EBAY)
                                 [CHART OMITTED]
                                (Sep-98 - Jan-07)



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
                                             Underlying Stock       Underlying Stock in         the Underlying
Period-Start Date      Period-End Date            in ($)                    ($)                  Stock in ($)
-------------------    -----------------    --------------------    ---------------------     -------------------

     1/1/2003             3/31/2003                22.61                  16.8775                   21.33
     4/1/2003             6/30/2003               26.4425                 21.3775                     26
     7/1/2003             9/30/2003               29.465                   24.935                   26.82
    10/1/2003             12/31/2003               32.4                    25.315                   32.305

     1/1/2004             3/31/2004                36.02                   31.295                   34.64
     4/1/2004             6/30/2004               47.065                   34.53                    45.975
     7/1/2004             9/30/2004               47.945                   35.725                   45.97
    10/1/2004             12/31/2004               59.21                   45.22                    58.17

     1/1/2005             3/31/2005               58.885                     35                     37.26
     4/1/2005             6/30/2005                40.94                   30.78                    33.01
     7/1/2005             9/30/2005                44.98                   32.75                     41.2
    10/1/2005             12/30/2005               47.6                    37.22                    43.22

     1/1/2006             3/31/2006                47.86                   36.93                      39
     4/1/2006             6/30/2006                40.82                    28.2                    29.29
     7/1/2006             9/29/2006                29.48                   22.83                    28.36
    10/1/2006             12/29/2006               33.99                     27                     30.07

     1/1/2007              2/6/2007                33.80                   28.60                    32.85


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Apple, Inc. (AAPL)
                                 [CHART OMITTED]
                                (Feb-97 - Feb-07)



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
                                             Underlying Stock       Underlying Stock in         the Underlying
Period-Start Date      Period-End Date            in ($)                    ($)                  Stock in ($)
-------------------    -----------------    --------------------    ---------------------     -------------------

     1/1/2003             3/31/2003                7.69                     6.78                     7.07
     4/1/2003             6/30/2003                9.845                    6.36                     9.53
     7/1/2003             9/30/2003                11.66                   9.255                    10.36
    10/1/2003             12/31/2003              12.5055                  9.625                    10.685

     1/1/2004             3/31/2004                14.07                   10.59                    13.52
     4/1/2004             6/30/2004               17.095                   12.745                   16.27
     7/1/2004             9/30/2004               19.635                   14.37                    19.375
    10/1/2004             12/31/2004              34.785                   18.825                    32.2

     1/1/2005             3/31/2005                45.44                    31.3                    41.67
     4/1/2005             6/30/2005                44.45                   33.11                    36.81
     7/1/2005             9/30/2005                54.56                   36.29                    53.61
    10/1/2005             12/30/2005               75.46                   47.87                    71.89

     1/1/2006             3/31/2006                86.4                    57.67                    62.72
     4/1/2006             6/30/2006                73.8                    55.41                    57.27
     7/1/2006             9/29/2006                77.78                   50.16                    76.98
    10/1/2006             12/29/2006              93.159                    72.6                    84.84

     1/1/2007              2/6/2007                97.80                   81.90                    84.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Red Hat, Inc. (RHT)
                                 [CHART OMITTED]
                                (Aug-99 - Dec-06)



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
                                             Underlying Stock       Underlying Stock in         the Underlying
Period-Start Date      Period-End Date            in ($)                    ($)                  Stock in ($)
-------------------    -----------------    --------------------    ---------------------     -------------------

     1/1/2003             3/31/2003                6.59                     4.95                     5.43
     4/1/2003             6/30/2003                9.25                     5.26                     7.54
     7/1/2003             9/30/2003                10.95                    5.95                      10
    10/1/2003             12/31/2003               19.98                    9.66                    18.77

     1/1/2004             3/31/2004                24.15                   16.62                    23.05
     4/1/2004             6/30/2004                29.06                   19.84                    22.97
     7/1/2004             9/30/2004                23.01                   11.86                    12.23
    10/1/2004             12/31/2004               16.65                   11.21                    13.35

     1/1/2005             3/31/2005                13.45                   10.37                    10.91
     4/1/2005             6/30/2005                13.7                    10.42                     13.1
     7/1/2005             9/30/2005                22.46                    13.5                    21.19
    10/1/2005             12/30/2005               28.65                   19.59                    27.26

     1/1/2006             3/31/2006                31.05                   24.78                    27.98
     4/1/2006             6/30/2006                32.48                   21.88                     23.4
     7/1/2006             9/29/2006                26.4                    19.82                    21.08
    10/1/2006             12/29/2006               23.2                     13.7                      23

     1/1/2007              2/6/2007                23.10                   20.71                    22.83


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Halliburton Company (HAL)
                                 [CHART OMITTED]
                                (Feb-97 - Feb-07)



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
                                             Underlying Stock       Underlying Stock in         the Underlying
Period-Start Date      Period-End Date            in ($)                    ($)                  Stock in ($)
-------------------    -----------------    --------------------    ---------------------     -------------------

     1/1/2003             3/31/2003                11.05                    8.6                     10.365
     4/1/2003             6/30/2003               12.685                    9.99                     11.5
     7/1/2003             9/30/2003                12.95                   10.25                    12.125
    10/1/2003             12/31/2003               13.6                    11.115                     13

     1/1/2004             3/31/2004                16.35                    12.9                    15.195
     4/1/2004             6/30/2004               16.175                   13.675                   15.13
     7/1/2004             9/30/2004                16.99                   13.225                   16.845
    10/1/2004             12/31/2004              20.845                   16.54                    19.62

     1/1/2005             3/31/2005               22.645                   18.59                    21.625
     4/1/2005             6/30/2005               24.695                   19.825                   23.91
     7/1/2005             9/30/2005                34.89                   22.88                    34.26
    10/1/2005             12/30/2005              34.685                   27.35                    30.98

     1/1/2006             3/31/2006               41.195                   31.35                    36.51
     4/1/2006             6/30/2006               41.985                   33.925                   37.105
     7/1/2006             9/29/2006                37.93                   27.35                    28.45
    10/1/2006             12/29/2006               34.3                    26.33                    31.05

     1/1/2007              2/6/2007                30.90                   27.65                    29.89


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Research In Motion Limited (RIMM)
                                 [CHART OMITTED]
                                (Feb-99 - Feb-07)



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
                                             Underlying Stock       Underlying Stock in         the Underlying
Period-Start Date      Period-End Date            in ($)                    ($)                  Stock in ($)
-------------------    -----------------    --------------------    ---------------------     -------------------

     1/1/2003             3/31/2003                8.015                    5.38                     6.53
     4/1/2003             6/30/2003               11.7425                  6.375                    10.81
     7/1/2003             9/30/2003               19.535                   10.215                    19.1
    10/1/2003             12/31/2003              35.475                   18.515                   33.415

     1/1/2004             3/31/2004               50.825                   33.045                   46.665
     4/1/2004             6/30/2004                69.26                   42.505                   68.45
     7/1/2004             9/30/2004                77.43                   52.249                   76.34
    10/1/2004             12/31/2004              103.56                   72.17                    82.42

     1/1/2005             3/31/2005                83.64                   60.28                    76.42
     4/1/2005             6/30/2005                84.55                   61.87                    73.79
     7/1/2005             9/30/2005                82.49                   67.12                     68.3
    10/1/2005             12/30/2005               69.45                     51                     66.01

     1/1/2006             3/31/2006                90.53                   62.85                    84.88
     4/1/2006             6/30/2006                88.11                   61.03                    69.77
     7/1/2006             9/29/2006                104.5                   62.12                    102.65
    10/1/2006             12/29/2006              142.66                   98.75                    127.78

     1/1/2007              2/6/2007               145.23                   119.75                   137.60


                  PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Level 3 Communications, Inc. (LVLT)
                                 [CHART OMITTED]
                                (Nov-97 - Jan-07)



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
                                             Underlying Stock       Underlying Stock in         the Underlying
Period-Start Date      Period-End Date            in ($)                    ($)                  Stock in ($)
-------------------    -----------------    --------------------    ---------------------     -------------------

     1/1/2003             3/31/2003                5.41                     4.48                     5.16
     4/1/2003             6/30/2003                 7.9                     5.07                     6.7
     7/1/2003             9/30/2003                6.601                    4.35                     5.42
    10/1/2003             12/31/2003               5.87                     4.85                     5.7

     1/1/2004             3/31/2004                 7.4                     3.71                      4
     4/1/2004             6/30/2004                4.29                     2.75                     3.51
     7/1/2004             9/30/2004                3.54                     2.43                     2.59
    10/1/2004             12/31/2004               4.27                    2.539                     3.39

     1/1/2005             3/31/2005                 3.4                     1.79                     2.06
     4/1/2005             6/30/2005                 2.5                     1.55                     2.03
     7/1/2005             9/30/2005                2.44                     1.87                     2.32
    10/1/2005             12/30/2005               3.93                     2.03                     2.87

     1/1/2006             3/31/2006                 5.8                     2.71                     5.18
     4/1/2006             6/30/2006                  6                      3.74                     4.44
     7/1/2006             9/29/2006                5.56                     3.37                     5.39
    10/1/2006             12/29/2006               6.09                     4.75                     5.6

     1/1/2007              2/6/2007                5.54                     6.80                     6.34


                  PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                   Freeport-McMoRan Copper & Gold, Inc. (FCX)
                                 [CHART OMITTED]
                                (Feb-97 - Feb-07)



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
                                             Underlying Stock       Underlying Stock in         the Underlying
Period-Start Date      Period-End Date            in ($)                    ($)                  Stock in ($)
-------------------    -----------------    --------------------    ---------------------     -------------------

     1/1/2003             3/31/2003                19.3                    16.01                    17.05
     4/1/2003             6/30/2003                25.7                    16.72                     24.5
     7/1/2003             9/30/2003                34.57                   23.45                     33.1
    10/1/2003             12/31/2003               46.74                   32.731                   42.13

     1/1/2004             3/31/2004                44.9                    35.09                    39.09
     4/1/2004             6/30/2004                39.85                   27.76                    33.15
     7/1/2004             9/30/2004                42.13                   31.54                     40.5
    10/1/2004             12/31/2004               42.55                   33.98                    38.23

     1/1/2005             3/31/2005                43.9                    35.12                    39.61
     4/1/2005             6/30/2005                40.31                   31.52                    37.44
     7/1/2005             9/30/2005                49.48                   37.12                    48.59
    10/1/2005             12/30/2005               56.35                   43.41                     53.8

     1/1/2006             3/31/2006                 65                     47.11                    59.77
     4/1/2006             6/30/2006                72.2                     43.1                    55.41
     7/1/2006             9/29/2006                62.29                   47.58                    53.26
    10/1/2006             12/29/2006               63.7                     47.6                    55.73

     1/1/2007              2/6/2007                58.56                   48.85                    54.41


                  PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Chevron Corporation (CVX)
                                 [CHART OMITTED]
                                (Feb-97 - Feb-07)



                                              High Intra-Day           Low Intra-Day              Period-End
                                              Pricing of the           Pricing of the          Closing Price of
                                             Underlying Stock       Underlying Stock in         the Underlying
Period-Start Date      Period-End Date            in ($)                    ($)                  Stock in ($)
-------------------    -----------------    --------------------    ---------------------     -------------------

     1/1/2003             3/31/2003                35.2                    30.655                   32.325
     4/1/2003             6/30/2003               38.115                   31.065                    36.1
     7/1/2003             9/30/2003                37.28                   35.025                   35.725
    10/1/2003             12/31/2003              43.495                   35.57                    43.195

     1/1/2004             3/31/2004                45.71                   41.995                   43.89
     4/1/2004             6/30/2004                47.5                    43.95                    47.055
     7/1/2004             9/30/2004                54.49                   46.21                    53.64
    10/1/2004             12/31/2004               56.07                   50.99                    52.51

     1/1/2005             3/31/2005                63.15                    50.4                    58.31
     4/1/2005             6/30/2005                59.48                   49.81                    55.92
     7/1/2005             9/30/2005                65.98                   56.11                    64.73
    10/1/2005             12/30/2005               65.49                    54.8                    56.77

     1/1/2006             3/31/2006                62.72                   53.76                    57.97
     4/1/2006             6/30/2006                63.65                   55.41                    62.06
     7/1/2006             9/29/2006                68.47                   60.72                    64.86
    10/1/2006             12/29/2006               76.2                    62.22                    73.53

     1/1/2007              2/6/2007                74.96                   68.48                    73.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

We expect that delivery of the Notes will be made against payment for the Notes on or about February 28, 2007, which is the third business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated January 5, 2007.



Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated January 5, 2007 and product prospectus supplement dated January 11, 2007 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.

                  No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this preliminary pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This preliminary pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this preliminary pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this preliminary pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.


                                      $[o]



                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                 Reverse Convertible Notes due February 28, 2008

          Linked to the Common Stock of a Single Reference Stock Issuer



                                 February , 2007